Exhibit 99.1
FOR IMMEDIATE RELEASE	Investor Contacts:	Press Contact:
	Kara B. Jenny	Monica Halpert
	Chief Financial Officer	Director of Content and Creative
	Bluefly, Inc.	212-944-8000 ext. 297
	212- 944-8000 ext. 286	monica.halpert@bluefly.com
kara.jenny@bluefly.com

BLUEFLY REPORTS FULL YEAR AND FOURTH QUARTER 2009 RESULTS

GENERATES POSITIVE FULL YEAR ADJUSTED EBITDA AND CASH FLOW FROM OPERATIONS, AND

GENERATES OPERATING INCOME DURING THE FOURTH QUARTER OF 2009

NEW YORK – February 18, 2010 – Bluefly, Inc. (NASDAQ Capital Market: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced increased gross margin percentage, continued reductions in operating expenses, operating and net loss, and an increase in adjusted EBITDA for the full year and fourth quarter of 2009.

“I am very proud of what we have been able to accomplish this year.” said Melissa Payner, Bluefly’s Chief Executive Officer. “In arguably the most difficult of economic times we have emerged stronger. We were profitable in the fourth quarter and were both adjusted EBITDA and cash flow positive from operations for the year.  These results have provided a solid base for growth in 2010.  With the added support of our new investors we believe we are not only positioned for growth in 2010, but we will be able to bring our customers an even greater offering of on-trend designer apparel and accessories and introduce new customers to the deal that is Bluefly.”

Results for the fourth quarter of 2009 included the following:

•
Net revenue decreased by approximately 11.1% to $24.4 million from $27.4 million in the fourth quarter of 2008, as a result of the Company’s planned decrease in inventory purchases for the quarter in response to the overall decline in consumer spending.

•	Gross margin percentage increased to 41.3% from 37.0% in the fourth quarter of 2008 as a result of increases in product margin.

•
Operating expenses decreased by approximately 15.2% to $9.6 million from $11.3 million in the fourth quarter of 2008.  The reduction in operating expenses resulted from a decrease of $597,000 in selling and fulfillment expenses, a decrease of $1.7 million in marketing expenses and a reduction in non-cash share-based compensation expense of approximately $304,000, which was offset by an increase in salary and salary related general and administrative expenses of approximately $972,000.

•	Operating income of $449,000 as compared to an operating loss of $1.2 million in the fourth quarter of 2008.

•
Net loss available to common stockholders decreased to $148,000 from a net loss available to common stockholders of approximately $1.4 million in the fourth quarter of 2008.  Included in net loss is $437,000 of non-cash expense related to the Company’s convertible notes.  Loss per share decreased to $0.01 (based on 14.5 million weighted average shares outstanding) compared to a loss per share of $0.10 per share (based on 13.6 million weighted average shares outstanding) in the fourth quarter of 2008.

•	Adjusted EBITDA increased to positive $1.3 million from a positive adjusted EBITDA of $79,000 in the fourth quarter of 2008.

•	Average order size increased to $274.83 in the fourth quarter of 2009 compared to $271.98 in the fourth quarter of 2008.

•	Cash and cash equivalents increased to $10.0 million at December 31, 2009 compared to $4.0 million at December 31, 2008 primarily as a result of the December 2009 private placement.

•	Inventory decreased to $17.7 million at December 31, 2009 compared to $23.2 million at December 31, 2008.

Results for the full year of 2009 included the following:

•
Net revenue decreased by approximately 15.2% to $81.2 million from $95.8 million in 2008, as a result of the Company’s planned decrease in inventory purchases in response to the overall decline in consumer spending.

•	Gross margin percentage increased to 38.9% from 37.1% in 2008 as a result of increases in product margin.

•
Operating expenses decreased by approximately 26.2% to $34.2 million from $46.3 million in 2008.  The reduction in operating expenses resulted from a decrease of $2.9 million in selling and fulfillment expenses, a decrease of $6.1 million in marketing expenses, a reduction in non-cash share-based compensation expense of approximately $1.9 million, a decrease in salary and salary related general and administrative expenses of approximately $230,000 and a decrease in professional fees of approximately $336,000.

•	Operating loss decreased by approximately 75.5% to $2.6 million from $10.8 million in 2008.

•
Net loss available to common stockholders decreased by approximately 63.9% to $4.4 million from $12.1 million in 2008.  Included in net loss is $1.2 million of non-cash expense related to the Company’s convertible notes.  Loss per share decreased to $0.31 per share (based on 14.0 million weighted average shares outstanding) from $0.90 per share (based on 13.4 million weighted average shares outstanding) in 2008.

•	Adjusted EBITDA increased to positive $878,000 from a negative adjusted EBITDA of $5.9 million in 2008.

•	Average order size decreased to $266.66 for 2009 compared to $279.72 in 2008.

To supplement the financial results for the full year and fourth quarter of 2009 presented in accordance with generally accepted accounting principles (GAAP), the Company is also reporting adjusted EBITDA as a non-GAAP financial measure that the Company believes allows for a better understanding of its operating performance.  The Company defines adjusted EBITDA as net loss excluding interest income, interest expense and interest expense to related parties, income tax provision, depreciation and amortization expenses adjusted for non-cash share-based compensation expenses.  The Company believes that this non-GAAP financial measure, when shown in conjunction with the corresponding GAAP measures, enhance the investor’s and management’s overall understanding of the Company’s current operating performance and provides greater transparency with respect to key operating metrics used by management in its financial and operational decision making process.  The Company considers this non-GAAP financial measure to be useful because it excludes certain non-cash and non-operating charges, which enables investors and management to analyze trends in the Company’s operations.  The presentation of this non-GAAP financial measure is not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information, please see the table captioned “Reconciliation of Non-GAAP Financial Information”, which provides a full reconciliation of actual results to the non-GAAP financial measures.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ Capital Market:  BFLY) is a leading online retailer of designer brands, fashion trends and superior value.  Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District.  For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute “forward-looking statements,” usually containing the words “believe,” “project,” “expect” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  The risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.  These risks and uncertainties include, but are not limited to, the Company’s ability to continue the positive trend in operating income;  the Company’s history of losses and anticipated future losses; the Company’s ability to raise additional capital to support the growth of its business; risks related to the Company’s ability to continue positive trends in cash flow;  risks related to the economic downturn; increased online competition; the potential failure to forecast revenues and/or to make adjustments to operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the Company’s dependence on one supplier for a material portion of its inventory; risks associated with the acquisition of inventory from foreign markets, including currency fluctuations; the need to further establish brand name recognition; management of potential growth; and  risks associated with the Company’s ability to handle increased traffic and/or continued improvements to its Web site.

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STATEMENTS OF OPERATIONS – UNAUDITED
	Three Months Ended
	December 31,
	2009	2008	2007

Net sales	$24,354,000	$27,393,000	$29,698,000
Cost of sales	14,295,000	17,248,000	19,524,000
Gross profit	10,059,000	10,145,000	10,174,000
Gross margin	41.3%	37.0%	34.3%

Selling and fulfillment expenses	4,498,000	5,095,000	5,370,000
Marketing expenses	2,167,000	3,903,000	6,933,000
General and administrative expenses	2,945,000	2,333,000	3,398,000
Total operating expenses	9,610,000	11,331,000	15,701,000

Operating income (loss)	449,000	(1,186,000)	(5,527,000)

Interest expense to related party stockholders	(496,000)	(104,000)	--
Other interest expense, net	(101,000)	(83,000)	(29,000)

Net loss	(148,000)	(1,373,000)	(5,556,000)

Preferred stock dividends	--	(3,000)	(11,000)
Deemed dividend related to beneficial conversion feature on
Series F Preferred Stock	--	--	--

Net loss available to common stockholders	$(148,000)	$(1,376,000)	$(5,567,000)

Basic and diluted net loss per common share	$(0.01)	$(0.10)	$(0.42)

Weighted average common shares outstanding (basic and diluted)	14,517,313	13,647,132	13,211,812

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STATEMENTS OF OPERATIONS
	Years Ended
	December 31,
	2009	2008	2007

Net sales	$81,222,000	$95,774,000	$91,493,000
Cost of sales	49,665,000	60,288,000	58,754,000
Gross profit	31,557,000	35,486,000	32,739,000
Gross margin	38.9%	37.1%	35.8%

Selling and fulfillment expenses	16,675,000	19,620,000	18,898,000
Marketing expenses	8,404,000	14,523,000	16,063,000
General and administrative expenses	9,139,000	12,191,000	13,848,000
Total operating expenses	34,218,000	46,334,000	48,809,000

Operating loss	(2,661,000)	(10,848,000)	(16,070,000)

Interest expense to related party stockholders	(1,413,000)	(235,000)	--
Other interest (expense) income, net	(295,000)	(257,000)	241,000

Net loss	(4,369,000)	(11,340,000)	(15,829,000)

Preferred stock dividends	--	(37,000)	(44,000)
Deemed dividend related to beneficial conversion feature on
Series F Preferred Stock	--	(712,000)	--

Net loss available to common stockholders	$(4,369,000)	$(12,089,000)	$(15,873,000)

Basic and diluted net loss per common share	$(0.31)	$(0.90)	$(1.21)

Weighted average common shares outstanding (basic and diluted)	14,003,534	13,369,257	13,091,130

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SELECTED BALANCE SHEET DATA & KEY METRICS (UNAUDITED)

	December 31,	December 31,
	2009	2008
Cash and cash equivalents	$10,049,000	$4,004,000

Inventories, net	17,688,000	23,157,000

Prepaid expenses and other current assets	4,278,000	4,347,000

Property and equipment, net	3,506,000	6,058,000

Current liabilities	12,611,000	16,250,000

Long-term liabilities	--	3,106,000

Stockholders’ equity	23,035,000	18,394,000

	Three Months Ended
	December 31,
	(Unaudited)
	2009	2008

Average order size (including shipping & handling)	$274.83	$271.98
New customers added during the period	53,474	59,460

	Years Ended
	December 31,
	2009	2008

Average order size (including shipping & handling)	$266.66	$279.72
New customers added during the period	173,550	201,044

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STATEMENTS OF CASH FLOWS – UNAUDITED
	Three Months Ended
	December 31,
	2009	2008	2007
Cash flows from operating activities:
Net loss	$(148,000)	$(1,373,000)	$(5,556,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	663,000	852,000	434,000
Provisions for returns	(430,000)	(708,000)	(434,000)
Bad debt expense	100,000	155,000	176,000
Reserve for inventory obsolescence	(164,000)	(10,000)	1,483,000
Stock based compensation	146,000	465,000	1,459,000
Amortization of discount on notes payable to related party stockholders	80,000	--	--
Change in fair value of embedded derivative financial liability to related party stockholders	357,000	--	--
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	335,000	(298,000)	485,000
Inventories	403,000	5,194,000	370,000
Prepaid expenses and other current assets	(244,000)	1,929,000	3,130,000
Other assets	--	(47,000)	(1,212,000)
Increase (decrease) in:
Accounts payable	(799,000)	(2,115,000)	233,000
Accrued expenses and other current liabilities	1,215,000	(1,077,000)	1,583,000
Interest payable to related party stockholders	(289,000)	(752,000)	--
Deferred revenue	702,000	56,000	(268,000)
Net cash provided by operating activities	1,927,000	2,271,000	1,883,000

Cash flows from investing activities:
Purchases of property and equipment	(214,000)	(27,000)	(1,055,000)
Net cash used in investing activities	(214,000)	(27,000)	(1,055,000)

Cash flows from financing activities:
Purchase of treasury stock	(192,000)	(160,000)	(1,270,000)
Net proceeds from 2009 financing	4,467,000	--	--
Net cash provided by (used in) financing activities	4,275,000	(160,000)	(1,270,000)

Net increase (decrease) in cash and cash equivalents	5,988,000	2,084,000	(442,000)
Cash and cash equivalents – beginning of year	4,061,000	1,920,000	7,172,000
Cash and cash equivalents – end of year	$10,049,000	$4,004,000	$6,730,000

Supplemental disclosure of cash flow information:
Cash paid during the quarter for interest	$58,000	$71,000	$44,000
Cash paid during the quarter for interest to related party stockholders	$347,000	--	--
Conversion of notes payable to related party stockholders	$3,348,000	$--	$--

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RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

	(Unaudited)
	Three Months Ended
	December 31,
	2009	2008	2007

Net loss	$(148,000)	$(1,373,000)	$(5,556,000)

Interest income	(7,000)	(5,000)	(3,000)
Interest expense to related party stockholders	496,000	103,000	--
Interest expense	108,000	89,000	32,000
Depreciation and amortization expenses	661,000	800,000	419,000
Non-cash share-based compensation expenses	146,000	465,000	1,459,000

Adjusted EBITDA	$1,256,000	$79,000	$(3,649,000)

	Years Ended
	December 31,
	2009	2008	2007

Net loss	$(4,369,000)	$(11,340,000)	$(15,829,000)

Interest income	(25,000)	(62,000)	(501,000)
Interest expense to related party stockholders	1,413,000	235,000	--
Interest expense	320,000	319,000	260,000
Depreciation and amortization expenses	2,927,000	2,288,000	1,664,000
Non-cash share-based compensation expenses	612,000	2,707,000	6,194,000

Adjusted EBITDA	$878,000	$(5,853,000)	$(8,212,000)

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